SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of Earliest Event Reported): November 30, 2000


                       AMERISERVE FOOD DISTRIBUTION, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                    000-19367               75-2296149
 (State or other jurisdiction     (Commission File           (IRS Employer
      of incorporation)                 Number)           Identification Number)


                              15305 DALLAS PARKWAY
                                ADDISON, TX 75001
               (Address of principal executive offices) (zip code)

                                 (972) 364-2000
  -----------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  DISPOSITION OF ASSETS.

     On December 1, 2000, AmeriServe Food Distribution, Inc. announced that it had closed the sale of substantially all of its U.S. operating assets to McLane Company, Inc. The sale, which was completed on November 30, 2000, resulted in cash proceeds to AmeriServe of approximately $97.3 million, after adjustments of approximately $12.7 million primarily for certain accounts payable and accrued liabilities assumed by McLane.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         Not Applicable

(b)      Pro forma financial information.

         Not Applicable

(c)      Exhibit.

         Exhibit 99.27 -- Press Release dated December 1, 2000




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                              AMERISERVE FOOD DISTRIBUTION, INC.


                              By: /s/ Kevin J. Rogan
                                  --------------------------------------------
                                  Name: Kevin J. Rogan
                                  Title: Senior Vice President,
                                  General Counsel and Secretary


Date: December 5, 2000